SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OF 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 3, 2006

Sunrise Telecom Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-17781	77-0181864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 Enzo Drive, San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (408) 363-8000

Not Applicable
(Former name or former address if changed since last report)

Item 2.02 Results of Operations and Financial Condition

On November 3, 2006, Sunrise Telecom Incorporated (the "Company") issued a press release regarding its preliminary, unaudited financial results for the quarter ended September 30, 2006. A copy of this press release is attached as Exhibit 99.1 to this report. The Company is making forward-looking statements, including sales and gross margin expectations for the fourth quarter of 2006, and statements concerning the Company's voluntary review of its stock option grant practices and need to restate its financial statements for the fiscal years 2001 through the present, in the press release.

In accordance with General Instruction B.2, the information in this Current Report on Form 8-K, including exhibit 99.1, shall be deemed "furnished", not "filed", for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE TELECOM INCORPORATED (Registrant)

Date: November 3, 2006	By:	/s/ RICHARD D. KENT
Richard D. Kent Chief Financial Officer

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EXHIBIT INDEX

Number	Description

99.1	Press Release issued by the Company on November 3, 2006 announcing preliminary, unaudited financial results for the three months ended September 30, 2006.

Sunrise Telecom Incorporated
Richard D. Kent
Chief Financial Officer
(408) 363-8000

SUNRISE TELECOM® REPORTS $24.8 MILLION SALES FOR THIRD QUARTER OF 2006
Preliminary GAAP income from operations of $1.0 million
Fourth quarter 2006 sales projected between $27 and $30 million

SAN JOSE, CA, November 3, 2006 - Sunrise Telecom® Incorporated (OTC: SRTI.PK), a leading provider of service verification equipment for telecommunications, cable broadband and Internet networks, today reported sales for the third quarter of 2006 of $24.8 million, compared with $16.8 million in the third quarter of 2005 and $22.3 million in the second quarter of 2006. Preliminary diluted GAAP net earnings per share were $0.02. Backlog at quarter-end was $15.9 million, compared with $7.5 million at the end of the third quarter of 2005 and $20.4 million at the end of the second quarter of 2006. All financial information other than revenue and backlog that is presented in this release should be understood to be preliminary, as the Company has not yet completed restatements of historical financial results that may have an impact on subsequent reported results.

“Sunrise Telecom posted strong third quarter revenues and returned to profitability, building on momentum achieved in the first half of 2006. We benefited from the strong follow-on order activity with our key accounts as well as extremely positive reception for our newer products such as HTT, CM750, and others,” said Sunrise Telecom President and CEO, Paul Marshall. “Carriers bundle our products for a complete solution across the full spectrum of their testing needs, allowing us to increase, over time, our share of their testing budget. Today telephone companies and cable television service providers are focusing on turning up triple play voice, internet, and video services and their technicians are using our equipment to verify proper service operation and to quickly correct problems.”

Wireline

Wireline products had a good quarter generating $8.5 million in revenues, up 35% year-over-year and 18% sequentially. During the quarter, the Home Test Toolkit (HTT) was successfully deployed in the field by one of the North American RBOCs. HTT provides technicians with a broad range of test functions required for in-home testing of voice, data and video services and was custom developed to support this RBOC’s triple play strategy.

“This is an important milestone for Sunrise Telecom as we work toward achieving the leadership position in the US market for triple play testing,” said Paul Marshall. “Customers like this imaginative product and we expect a strong flow of HTT orders in 2007.”

In the SunSet Modular Test Toolkit (MTT) product family, sales were broadly stimulated by copper testing applications as telephone companies are working to upgrade their copper plant to carry VDSL- and ADSL2-based triple play services. During the quarter, MTT products shipped to customers in North America, South Africa, Australia, China and the UK.

Sunrise Telecom’s Copper Loop Testing (CLT) product was another strong contributor to the quarterly sales. In the third quarter, Sunrise Telecom continued shipments of CLT to one of the largest network equipment providers in the US. The CLT is incorporated into this equipment manufacturer's DSLAMs and sold as part of a remote network testing solution.

Broadband Cable

Broadband sales were $8.0 million, representing 64% annual and 11% sequential growth rates.

Strong sales and order activity was partially attributable to the accelerating roll-out of video-over-fiber services by an RBOC that had previously selected Sunrise Telecom as a sole supplier of video testing equipment. In September of 2006 this carrier raised growth projections for its triple play subscribers and set its triple play budget at almost $20 billion through 2010. Their accelerated deployment plans drove orders for Sunrise Telecom’s high-end spectrum analyzer, the AT2500, used in the headend, and for the CM750 handheld, used by the field technicians. The order volume from this customer is expected to grow as it penetrates new geographic markets and establishes video service offices to support subscriber growth.

The AT2500 remained a very popular product with other service providers for their headend video monitoring needs and has been posting continued increases in monthly order volume.

During the third quarter, the broadband group achieved significant progress internationally. Sunrise Telecom was selected as an incumbent provider of testing and monitoring equipment by one of the leading cable providers in Canada. Initial orders for CM handhelds and AT2500 units were received in October and are expected to ramp up in 2007. Sunrise Telecom also received follow-on orders from a major Australian carrier, and has secured a large purchase commitment from this customer for the AT1800, a new spectrum analyzer which incorporates DOCSIS® 2.0 cable modem technology.

Fiber Optics

Fiber optics revenues were $7.0 million as compared to $4.0 million in the third quarter of 2005 and $6.5 million in the second quarter of 2006, and representing 77% annual and 7% sequential growth. The optical testing platform, the Scalable Test Toolkit (STT), remained the key contributor as a result of two major standardization wins secured last year, one in Europe and another with a North American RBOC. In the third quarter, sales of the STT topped the $3 million mark demonstrating that a single standardization can have a substantial impact on the Company’s revenue. Sunrise Telecom is currently working to secure standardizations with two major European carriers and is in the process of tailoring its STT platform to their specifications.

The STT is also expected to benefit from the rollout of video-over-fiber services by a North American RBOC. STT is deployed at this carrier’s headend once live traffic starts to ramp up.

Sales of MTT Optics were also strong, driven by demand for Micro OTDR and SONET/SDH modules. Micro OTDR is a small, low cost module that incorporates multiple testing features built into a single unit. Its revolutionary modular packaging appeals to busy access-network field technicians responsible for troubleshooting short to medium-length runs of optical fiber.

Protocol

Protocol products generated third quarter 2006 revenues of $1.4 million as compared to $1.7 million in the third quarter of 2005 and $1.3 million in the second quarter of 2006. In October Sunrise Telecom received final approval for its Traffic Analysis and Monitoring System (TAMS) from O2 Germany. Approximately $3 million of revenues from O2 remained in backlog and deferred revenue, and is expected to be recognized in Q4 of 2006.

In the third quarter, Sunrise Telecom also saw increased activity in the North American market. The Company secured orders from new customers for its 3GMaster wireless protocol testing system and its VoIP protocol analyzer the NeTracker.

Outlook
“We are excited to see the success of our triple play testing solutions in the field and expect to benefit from the increasing number of deployments” said Paul Marshall, adding: “With such strength across our wireline access, broadband cable, optical and protocol product groups, we expect our fourth quarter sales to be in the range of $27 to $30 million, which would be our best performance in six years. This reflects our various product groups’ hard work as they continue to invest in future needs of our customers.”

Financial Results Summary

(In thousands, except per share and percentage data, unaudited)

For the Three Months Ended
Sept. 30, 2006

GAAP Financial Results: (preliminary)

Net sales	$24,847
Income (loss) from operations	$973
Net income (loss)	$1,163
Diluted earnings (loss) per share	$0.02
Shares outstanding (diluted)	51,605
Gross profit percentage	66%

Backlog at end of quarter	$15,886

Select Consolidated Balance Sheet Data (preliminary)
Sept. 30, 2006

Cash and cash equivalents	$15,457
Short-term investments	1,557
Accounts receivable, net of allowance of $518	15,926
Inventories	22,442
Short-term borrowings and current portion of notes payable	179
Accounts payable	3,281
Other accrued expenses	13,476
Deferred revenue	3,306
Notes payable, less current portion	507

These results are preliminary and subject to change because they do not reflect the potential impact of expected restatements of financial results since 2001, nor has this financial information been subjected to completed audit or review procedures, if any, by our independent accountants..

Third Quarter Financial Highlights

In the third quarter of 2006, Sunrise Telecom reported preliminary gross margin of 66%. The Company expects that its fourth quarter gross margins will be in the 62% to 67% range due to the high order volume generated by its Home Test Toolkit (HTT), a product line with margins below Sunrise Telecom’s corporate average. Preliminary GAAP income from operations was $1.0 million in the third quarter of 2006. Lower third quarter expenses due to completion of an Audit Committee special investigation were partially offset by higher R&D costs related to prototypes and use of outside engineering services.

Audit Committee Investigation Completed

In the third quarter of 2006, the Audit Committee completed its investigation of transactions and business practices in Sunrise Telecom’s foreign operations. The Audit Committee concluded that no restatements or adjustments were required to the Company’s financial statements in connection with this investigation. The results of the investigation have been reviewed by the Company’s independent auditors and provided to the Securities and Exchange Commission ("SEC"). Cumulative expenses incurred in connection with this investigation were $4.3 million, including $0.4 million for the third quarter of 2006. The Company may incur additional expenses if any follow up is required by the SEC, however, at this time, no significant future expenses related to this investigation are expected.

Review of Stock Option Granting Practices

The Company is in the process of completing a voluntary review of its stock option grant practices. The review was initiated and conducted by Sunrise Telecom's management and reviewed by the Audit Committee of the Sunrise Telecom Board of Directors. The Company has determined that it used incorrect measurement dates with respect to the accounting for certain stock options granted in 2001 and 2002. The review did not find any evidence of deliberate misconduct by the Company's executives, staff or directors.

As a result of these findings, the Company will restate its financial statements for the fiscal years 2001 through 2005. Due to the expected restatement, the Company's financial statements and related financial information included in the 2004 Form 10-K and the Forms 10-Q for the quarters ended March 31, 2005 and June 30, 2005 should no longer be relied upon.

The Company expects that certain financial information presented previously will be restated once the Company has completed this voluntary review of the stock option grant practices. Specifically, the Company believes that it may record additional non-cash charges for stock-based compensation expense, and that there may be a corresponding impact to income tax expense. The Company also anticipates that certain components of stockholders’ equity and retained earnings may change on the balance sheet. To date, the costs associated with the review of stock option grants have not been material.

Said Rick Kent, Sunrise Telecom CFO, “We are glad to put the Audit Committee special investigation of our transactions and business practices in our foreign operations behind us. Now we will focus on completing our voluntary review of our stock option grant practices and becoming current once again with our SEC reporting. The first step would be to determine the full impact of the option-related restatements on our historical financial statements. Our goal is to submit all late filings and become current as soon as is practicable after completing this analysis. Investors and shareholders should note that we have been unable to file our Forms 10-Q and Form 10-K pending completion of the Audit Committee investigation and our voluntary review of stock option granting practices. Consequently, the financial information presented in this and previous press releases since June 30, 2005 have not been subject to completed review or audit procedures, if any, by our independent accountants.”

About Sunrise Telecom Incorporated

Sunrise Telecom develops and manufactures communications test and measurement solutions that enable service providers to deliver high-quality voice, video, data and next-generation digital multimedia services quickly, reliably, and cost-effectively. The Company offers a robust portfolio of feature-rich, easy-to-use products that pre-qualify, verify, and diagnose telecommunications, cable TV, and Internet networks from a variety of access points including wireline, DSL, optical fiber, coaxial cable, and signaling links. Based in San Jose, California, Sunrise Telecom distributes its products through a direct sales force and a network of sales representatives and distributors worldwide. For more information, visit www.sunrisetelecom.com.

NOTE: Sunrise Telecom is a registered trademark of Sunrise Telecom Incorporated. All other trademarks mentioned in this document are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including sales and gross margin expectations for the fourth quarter of 2006, and statements concerning the Company's voluntary review of its stock option grant practices and need to restate its financial statements for the fiscal years 2001 through the present. These forward-looking statements are made pursuant to safe harbor provisions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Specific factors that may cause results to differ include the following: a lack of acceptance or slower than anticipated acceptance for Sunrise Telecom's new or enhanced products and modules; slower than anticipated product development or introduction into the marketplace; unanticipated delays in product delivery schedules; lower than anticipated end-user demand for telecommunications services and a corresponding cutback in spending by customers; increased competitive pressures; rapid technological change within the telecommunications industry; Sunrise Telecom's dependence on a limited number of major customers; Sunrise Telecom's dependence on limited source suppliers; deferred or lost sales resulting from order cancellations or order changes; deferred or lost sales resulting from Sunrise Telecom's lengthy sales cycle; unanticipated difficulties associated with international operations; Sunrise Telecom's ability to manage growth and slowdowns; the unknown effects of management changes; the loss of key personnel; the results of the Company's review of its stock option grant practices and the corresponding restatement of Sunrise Telecom's financial statements; other accounting adjustments that may result from review of Sunrise Telecom's financial statements for the periods in question; the ramifications of Sunrise Telecom's inability to file required reports with the SEC on a timely basis; any potential claims or proceedings related to such matters, including shareholder litigation and any action by the SEC; and any negative tax or other implications for Sunrise Telecom resulting from accounting adjustments and other factors. Some of these risks and uncertainties are described in more detail in Sunrise Telecom's reports filed with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the year ended December 31, 2004 and its Forms 10-Q for the quarters ended March 31 and June 30, 2005. Sunrise Telecom assumes no obligation to update the forward-looking statements included in this press release.

Investor Contact:
Kate Sidorovich
Investor Relations
415-445-3236
ksidorovich@sunrisetelecom.com

-Financial Tables Following-

SUNRISE TELECOM INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (preliminary)
(In thousands, except per share data, unaudited)

Three Months Ended Sept. 30,

2006

Net sales	$24,847
Cost of sales	8,433
Gross profit	16,414

Operating expenses:
Research and development	5,470
Selling and marketing	6,404
General and administrative	3,567
Legal settlement	—
Total operating expenses	15,441

Income from operations	973
Other income, net	397

Income before income taxes	1,370
Income tax expense	207

Net income	$1,163

Earnings per share:
Basic	$0.02
Diluted	$0.02

Shares used in per share computation:
Basic	51,349
Diluted	51,605

SUNRISE TELECOM INCORPORATED
NET SALES DETAILS (preliminary)
(In thousands, unaudited)

	Three Months Ended
	Sept. 30,		June 30,		Sept. 30,
	2006		2006		2005
By Product:
Wireline access	$8,485	34%	$7,183	32%	$6,274	37%
Cable broadband	8,001	32%	7,234	33%	4,878	29%
Fiber optics	6,997	28%	6,532	29%	3,956	24%
Protocol	1,364	6%	1,333	6%	1,676	10%
	$24,847		$22,282		$16,784

	Three Months Ended
	Sept. 30,		June 30,		Sept. 30,
	2006		2006		2005
By Region:
North America (United States and Canada)	$13,673	55%	$11,037	45%	$9,355	56%
Asia Pacific	5,347	22%	5,013	26%	3,678	22%
Europe/Africa/Middle East	5,273	21%	5,465	24%	3,424	20%
Latin America	554	2%	767	5%	327	2%
	$24,847		$22,282		$16,784

SUMMARY OF CERTAIN NONCASH EXPENSES (preliminary)
(In thousands, unaudited)

The following expenses are included in the applicable lines of Sunrise Telecom Incorporated’s Condensed Consolidated Statements of Operations, as required by GAAP.

Three Months Ended
Sept. 30,
2006

Share based compensation:
Included in cost of sales	$36
Included in research and development	294
Included in selling and marketing	89
Included in general and administrative	32
$451

Amortization of acquisition-related intangible assets included in general and administrative	$208